Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment No. 1 to the Registration Statement of Whitestone REIT on Form S-11 of our report dated March 11, 2010, included herein and to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas

June 3, 2010